UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 13, 2025

ICU MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34634	33-0022692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Calle Amanecer	,	San Clemente	,	California	92673
(Address of principal executive offices)					(Zip Code)

(949) 366-2183
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.10 per share	ICUI	The Nasdaq Stock Market LLC
(Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2025, ICU Medical, Inc. (the “Company”) held its 2025 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the third amendment to the Amended and Restated ICU Medical, Inc. 2011 Stock Incentive Plan (the "2011 Plan" and such amendment, the "Plan Amendment"). The Plan Amendment was adopted by the Company’s Board of Directors on March 28, 2025 and became effective on such date, subject to approval by the Company’s stockholders.

The Plan Amendment makes the following material changes to the 2011 Plan:

(i)increases the number of shares available for issuance under the 2011 Plan by 2,150,000 shares of common stock to an aggregate of 8,515,510 shares of common stock; and

(ii)increases the number of shares which may be granted as incentive stock options (“ISOs”) under the 2011 Plan by 2,150,000 shares of common stock to an aggregate of 8,515,510 shares of common stock;

The material terms and conditions of the Plan Amendment are described in the section entitled “Proposal 2 – Approve an amendment to the Amended and Restated ICU Medical, Inc. 2011 Stock Incentive Plan” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 3, 2025. The foregoing description of the Plan Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Plan Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.
At the Annual Meeting held on May 13, 2025, the following proposals were voted on by the Company’s stockholders, and the results were as set forth below:

Proposal 1.  Election of directors.

Name of Nominee	Votes For	Withheld	Broker Non-Votes
Vivek Jain	21,022,893	550,209	2,145,693
David C. Greenberg	21,267,942	305,160	2,145,693
Elisha W. Finney	21,315,470	257,632	2,145,693
David F. Hoffmeister	21,162,210	410,892	2,145,693
Donald M. Abbey	21,374,590	198,512	2,145,693
Laurie Hernandez	21,382,937	190,165	2,145,693
Kolleen T. Kennedy	21,379,544	193,558	2,145,693

The Company’s stockholders elected each of the director nominees to serve as a director until the next annual meeting of stockholders or until their respective successor is duly elected and qualified.

Proposal 2. Approve an Amendment to the Amended and Restated ICU Medical, Inc. 2011 Stock Incentive Plan.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
20,766,007	772,687	34,408	2,145,693

The Company's stockholders approved the Plan Amendment.

Proposal 3. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
22,516,651	1,165,480	36,664	0

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Proposal 4.  Approve, on an advisory basis, the Company’s named executive officer compensation.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
20,628,280	883,295	61,527	2,145,693

The Company’s stockholders approved, on an advisory basis, the Company’s named executive officer compensation.

Proposal 5. Approve, on an advisory basis, a stockholder proposal to adopt simple majority voting.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
18,429,634	3,094,805	48,663	2,145,693

The Company’s stockholders approved, on an advisory basis, the stockholder's proposal regarding simple majority voting.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

10.1     Third Amendment to ICU Medical, Inc. Amended and Restated 2011 Stock Incentive Plan

104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICU MEDICAL, INC.

Date: May 14, 2025	By:	/s/ Brian M. Bonnell
Brian M. Bonnell
Chief Financial Officer